PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the date of the last signature on the signature page hereof (the "Effective Date"), by and between AGREE DEVELOPMENT, LLC, a Delaware limited liability company (the "Purchaser"), and AEI INCOME & GROWTH FUND XXI LIMITED   PARTNERSHIP, a Minnesota limited   partnership, as to an   undivided 30%   interest, AEI ACCREDITED lNVESTOR FUND V LP, a Minnesota limited partnership, as to an undivided 40% interest, and AEI NATIONAL INCOME PROPERTY FUND VIII LP, a Minnesota limited partnership, as to an undivided 30% interest (collectively the "Seller").

RECITALS:

A.          Seller is the owner of certain real property which is part of "Champaign Town Center South" (the "Shopping Center") located at 2006 and 2008 N. Prospect Avenue, Champaign, Illinois 61822 (the "Real Estate"), which Real Estate is more particularly described on Exhibit "A" attached hereto.

B.         The Real Estate is leased to: (i) Burlington Coat Factory of Texas, Inc., a Florida corporation ("Burlington"), pursuant to that certain Lease Agreement dated August 11, 2020 (the "Burlington Lease"), which Lease is guaranteed by Burlington Coal Factory Warehouse Corporation, a Florida corporation (the "Burlington Guarantor"), pursuant to that certain Lease Guaranty dated August 11, 2020 (the "Burlington Guaranty"); and (ii) Five Below, Inc., a Pennsylvania corporation, ("Five Below"), subject to that certain Lease Agreement dated February 5, 2021 (the "Five Below Lease").   For purposes of this Agreement, Burlington and Five Below are sometimes hereinafter referred to individually as a "Tenant" and collectively as the "Tenants". The Burlington Lease and the Five Below Lease are sometimes hereinafter referred to individually as a "Lease" and collectively as the "Leases".

C.          The Real Estate is subject to (i) that certain Operation and Easement Agreement recorded in the official records of Champaign County, Jllinois (the "Official Records") on May 19, 1994 as Document Number 94R13617, as amended by that certain   First Amendment to Operation and Easement Agreement recorded in the Official Records on June 17, 1994 as Document Number 94Rl6459, as further amended by that certain   Second   Amendment to Operation and Easement Agreement recorded in the Official Records on November 22, I 995 as Document Number 95R256 13, and as further amended by that certain Third Amendment to Operation and Easement Agreement recorded in the Official Records on September 2, 2020 as Document Number 2020Rl7637 (collectively, the "OEA"), and (ii) that certain Declaration of Reciprocal Easement and Other Agreements recorded in the Official Records on May   19, 1994 as Document Number 94R13612 (the "REA"; and together with the OEA, each individually an "Easement Agreement" and collectively the "Easement Agreements".

D.         Seller desires to sell and Purchaser desires to purchase the Real Estate and all improvements located thereon, all in accordance with and subject to the terms and conditions hereinafter set forth.

CONSIDERATION AND AGREEMENT:

IN CONSIDERATION of the mutual covenants and agreements herein contained and of the benefits to be derived herefrom, receipt whereof is hereby severally acknowledged, Seller and Purchaser hereby agree as follows:

I.          Offer.    Purchaser hereby offers and agrees to purchase the Real Estate together with all improvements thereon and appurtenances thereto.   Included in this sale are all leasehold interests, fixtures, equipment   and other items of personalty used   in connection therewith and all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto, all air rights, and the use of appurtenant easements, whether or not of record, strips and rights of way abutting, adjacent, contiguous or adjoining the Real Estate and all assignable licenses, franchises, rights and governmental or other permits, authorizations, consents and approvals, including those necessary to own and/or operate the Real Estate, to the extent that the same are legally assignable, all assignable rights of Seller under any express or implied guaranties, warranties, indemnifications and other rights, if any, and which Seller may have against suppliers, laborers, materialmen, contractors or subcontractors arising out of or in connection with the installation, construction and maintenance of the improvements, fixtures and personal property on or about the Real Estate, all of Seller's rights under all assignable service contracts and contractor warranties which Purchaser may desire to assume, subject only to Permitted Encumbrances as defined below. All ofthe foregoing is sometimes hereinafter referred to as the Subject Premises".

2.           Acceptance. Seller hereby accepts the said Offer of Purchaser. Such Offer and Acceptance are subject to and in accordance with the terms and conditions hereinafter set forth.

3.           Purchase Price.    The purchase price for the Subject Premises is Eight Million Four Hundred Sixty-Five Thousand and 00/100 ($8,465,000.00) Dollars (the "Purchase Price").   The Purchase Price shall be paid as follows:

A.           Deposit.    Within three (3) business days after the Effective Date, Purchaser shall deposit in escrow with Fidelity National Title Insurance Company, whose address is One East Washington Street, Suite 450, Phoenix, Arizona 85004 (the "Escrow Agent"), an earnest money deposit in the amount of Three Hundred Thousand and 00/ I 00 ($300,000.00) Dollars, which sum shall be applied upon the Purchase Price at Closing if the transaction is consummated or delivered to Purchaser or Seller, as the circumstances warrant, under the terms of this Agreement (the "Deposit").

B.           Balance.   The   balance of the   Purchase Price shall be paid, plus or minus closing adjustments, as the case may be, in wire transferred funds to Escrow Agent at Closing in exchange for a Special Warranty Deed conveying fee simple,   marketable title to Purchaser, free and clear of any and all liens or encumbrances except the Permitted Encumbrances. Any existing liens, land contracts and mortgages shall be discharged at Closing, with Seller being responsible for any prepayment penalties thereon.

4.    Evidence of Title.

A.          Title Commitment. Within two (2) business days from the Effective Date, Purchaser shall order a Commitment for an A.L.T.A. fee owner's policy oftitle insurance to be marked up and/or issued at Closing (with a final policy issued as soon as possible thereafter) with extended A.L.T.A. coverage, survey and mineral   coverage and   without standard   exceptions,   in   the   amount of the   total Purchase Price    (the "Commitment"), which Commitment shall be issued by Fidelity National Title Insurance Company, whose address is One East Washington Street, Suite 450, Phoenix, Arizona 85004 (the "Title Company"), the same to bear a date later than the date hereof, wherein the Title Company shall agree to insure the title in the condition required hereunder and as marketable title subject only to those encumbrances to which Purchaser has not timely objected under   Section 4.C below or, if timely objected to, which   Purchaser has waived   in writing (the "Permitted Encumbrances"). Permitted Encumbrances shall also include the Leases and applicable building and zoning laws.   Purchaser shall, at the time of Closing, order a title insurance policy from the Title Company pursuant to said Commitment (the "Title Insurance   Policy") and at Closing the Title Company shall have irrevocably issued the Title Insurance Policy insuring Purchaser's ownership as ofthe Closing with gap coverage and subject only to the Permitted Encumbrances. The Title Insurance Policy shall include asurvey endorsement, a mineral   endorsement and   a tax   parcel endorsement, a comprehensive endorsement and   such   other endorsements as Purchaser may request and it shall be Seller's obligation to use its best efforts at no cost to Seller to meet all of the requirements imposed by the Title Company to issue such endorsements.   Seller shall be responsible for payment of all costs associated with the title search, title exam, issuance of the Commitment and issuance of the Title Insurance Policy.   Except as otherwise provided in Section 4.C below, Purchaser shall pay the costs of the issuance of the endorsements to the Title Insurance Policy.

B.           Survey.    On or before the Effective Date, Seller agrees to furnish   or cause to be
furnished to Purchaser, Seller's existing "As Built" A.L.T.A. survey   of the Subject Premises, if any (the

"Existing Survey").   Thereafter, Purchaser shall have the right to obtain an updated and/or new survey (the "Updated Survey") at Purchaser's cost, provided Purchaser orders such updated and/or new survey within two (2) business days from the Effective Date.

C.          Objections. Purchaser shall have thirty (30) days from the Effective Date to notify Seller of any objections to the Commitment or Updated Survey (the "Objection Period").   Seller shall have Len ( I0) business days from the date notified in writing of the particular defects claimed during the Objection Period (the "Cure Period"), to either: (I) remedy the title, (2) obtain title insurance with regard to the defect in form and substance satisfactory to Purchaser in all respects, or (3) notify Purchaser that Seller is unable or unwilling to remedy the title or obtain the title insurance, and thereafter Purchaser may elect to terminate this Agreement and receive a refund of the Deposit if Seller does not cure all such title objections, or Purchaser may elect to waive such defects and proceed with this transaction subject thereto and, provided further, that in the event that any such defect(s) results from liens or encumbrances having liquidated amounts, such liens or encumbrances shall in no event be deemed a Permitted Encumbrance and Seller shall be responsible for causing such   liens or
encumbrances to be paid off in full and released as of the Closing Date.   If Purchaser does not notify Seller ofa particular defect within the Objection Period, then Purchaser shall be deemed to have approved the matters identified in the Commitment and the Updated Survey.   If Seller is unable or unwilling to remedy the title or obtain title insurance within the Cure Period and Purchaser elects to terminate this Agreement, the Deposit shall be refunded forthwith in full termination of this Agreement. In the event that there are new conditions identified on any updated title commitments or any updates to the Updated Survey which were not previously identified on the Commitment or the Updated Survey, then, in such event, Purchaser shall have the right to notify Seller of such objections which will be treated as new title defects as set forth in this Section 4.C and Purchaser shall have the right to object lo such matters as set forth above. In the event Purchaser notifies Seller of any title defects as provided above, and provided that Seller is willing to cure such defects and thereafter obtains title insurance endorsements to provide affirmative insurance with respect to such title defects, then in such event, Seller shall be solely responsible for the cost of such title endorsements.

5.           Possession. Exclusive possession shall be delivered to Purchaser at the time of Closing subject only to the rights ofa Tenant as a tenant only pursuant to its Lease and Pennitted Encumbrances. At the time of Closing, the original Leases shall be delivered to Purchaser (if available and, if not available, a certified true copy of the same) and an assignment of said Leases shall be executed in such form and content as is acceptable to Purchaser.

6.           Seller's   Representations. Warranties and Covenants.   Seller represents and warrants unto
Purchaser, as of the date hereof, the Closing Date and lo survive for one (1) year thereafter, as follows:

A.         The party executing this Agreement on behalf of Seller has the full power and authority to enter into and perform this Agreement on behalf of Seller and the person executing this Agreement has been duly authorized to do so on behalf of Seller.

B.          The Burlington Lease is in full force and effect and has not been amended or modified in any respect, and Seller has not entered into any side agreements with the Burlington Tenant and the Burlington Tenant has complied with all of its obligations under the Burlington Lease, and, to Seller's actual knowledge, there are no outstanding defaults under the Burlington Lease. To Seller's actual knowledge, Seller has performed all of its obligations and duties as landlord   under the Burlington Lease. Seller   has timely paid the Total Allowance (as defined in the Burlington Lease) in full to the Burlington Tenant in accordance with the terms of the Burlington Lease and there are no set-offs due the Burlington Tenant under the Burlington Lease.   Seller has received no notice or claim of default under the Burlington Lease.   To Seller's actual knowledge, there exists no violation of Burlington's exclusive use rights under the Burlington Lease.

C.          The Five Below Lease is in full force and effect and has not been amended or modified in any respect, and Seller has not entered into any side agreements with the Five Below Tenant and the Five Below Tenant has complied with all of its obligations under the Five Below Lease, and, to Seller's actual knowledge, there are no outstanding defaults under the Five Below Lease. To Seller's actual knowledge, Seller has performed all of its obligations and duties as landlord under the Five Below Lease, except Seller has not yet paid the Allowance (as defined in the Five Below lease) as the Allowance is not yet due and payable, and there are no set-offs due the Five Below Tenant under the Five Below Lease.   Seller has received no notice or claim of default under the Five Below Lease. To Seller's actual knowledge, there exists no violation of Five Below's exclusive use rights under the Five Below Lease.

D.          The Burlington Guaranty is in full force and effect, has not been amended or modified in any respect and Seller has not entered into any side agreements with the Burlington Guarantor.

E.          AI information of Seller provided to Purchaser heretofore or hereafter to be provided, including the information referred to on Exhibit "B" attached hereto, is, to the best of Seller's knowledge, true, correct and genuine in all material respects.

F.          With respect to any personal property included in this sale, Seller has, and will transfer to Purchaser at Closing, marketable title free and clear of all liens and encumbrances.

G.          The Commencement Date (as defined in the Burlington Lease) is March 29, 2021, and the Rent Commencement Date (as defined in the Burlington Lease) is May 7, 2021. The Burlington Tenant is open and operating in the entire premises demised pursuant to the Burlington Lease (the "Burlington Premises"), and is paying full, unabated rent under the Burlington Lease without any right to credit or offset any amounts against any rent payments owed under the Burlington Lease.

H.          To the best of Seller's knowledge, there are no general or special assessments, impact fees, sewer expansion or other fees relating to Seller's improvement of the Shopping Center for which the Burlington Tenant is not obligated to reimburse its Pro Raia Share (as defined in the Burlington Lease).

I.          Seller has completed all of Landlord's Work (as defined in the Burlington Lease) in accordance with the tenns of the Burlington Lease and has delivered possession of the Burlington Premises to the Burlington Tenant prior to the Delivery Date (as defined in the Burlington Lease), and the Burlington Tenant is not entitled to any penalties or offsets pursuant to Section 22 of the Lease.

J.           Seller has not delivered to the Burlington Tenant an SNDA (as defined in the Burlington Lease) from each holder of an Interest (as defined in the Burlington Lease) as, as of the Effective Date ofthis Agreement, no party holds such security interest, and, as a result, the Burlington Tenant has no right to terminate the Burlington Lease pursuant Section 24.B. thereof.

K.          To the best of Seller's knowledge, there are no violations of any building codes, set back requirements, zoning ordinances, building and use restrictions, licensing laws, health codes, ADA or similar handicappers' rights laws, of any municipal or governmental authority or fire department requirements.

L.         There are no lawsuits, condemnation proceedings,   administrative proceedings   or environmental investigations, pending or, to the best of Seller's knowledge, threatened, affecting the Subject Premises or Seller's ability to convey same and there are no special assessments, charges or other obligations or improvements affecting the Subject Premises.

M.         Except with respect to the Leases, there are no other leases, written or oral, express or implied, with respect to the Subject Premises.   Seller is not obligated to pay any leasing commissions which have not been paid with respect to a Tenant or the Leases.

N.          To the best of Seller's knowledge, there is no hazardous material, substance or waste, whether liquid, solid, gaseous or otherwise, located in, upon, under or adjacent to the Subject Premises or any ground or surface waters or water courses thereon or thereunder, and the Subject Premises and any adjacent properties are not now nor were they previously used for storage, disposal, manufacture or generation, whether as a by-product or otherwise, of any hazardous or toxic substance. To the best of Seller's knowledge, the Subject

Premises do not now, nor have they ever had installed thereon any above ground storage tank or thereunder any underground storage tank.

0.       Seller is not a"foreign person" as defined in § 1445(!)(3) of the Internal Revenue Code; Seller shall so certify al Closing.

P.           This transaction is not subject to any bulk sales tax under the laws of the State of Illinois or any municipality or other political subdivision thereof.   Seller shall   indemnify, defend and hold harmless Purchaser from any and all claims,   damages, demands, penalties, causes of action, liabilities, losses, costs or expenses (including reasonable attorneys' fees and other charges) arising out of or in any way related to any breach of the terms of this Section 6.P., including, without limitation, any bulk sales tax liability of Seller and any related liabilities, including any unpaid taxes, penalties and interest due to the State of Illinois or any municipality or other political subdivision thereof.    Notwithstanding anything herein to the contrary, the provisions of this paragraph shall survive the Closing indefinitely.

If at any time Purchaser determines that any of the representations and warranties set forth above are incorrect or untrue in any material respect or in the event that Seller fails to perform any of the covenants contained in this Agreement, then, in such event, and notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement upon written notice lo Seller in which event the entire Deposit shall be returned to Purchaser in addition to any other rights and remedies available to Purchaser as provided in this Agreement.

7.           Purchaser's Conditions Precedent.   The obligation of Purchaser to close on the transaction contemplated herein shall be conditioned upon each of the following conditions precedent:

A.          Title and Survey.   Satisfaction of the title and survey conditions of Section 4 hereof, including   that the Title Company shall have irrevocably committed to issue the Title Insurance Policy or provided a satisfactory "marked up" title commitment to issue such Title Insurance Policy subject only to the Permitted Encumbrances and otherwise in the condition required under this Agreement and insuring Purchaser's ownership of the Subject Premises.

B.           Inspection Period.    Purchaser and its agent shall have a period   of thirty (30) days following the Effective Date (the "Inspection Period") to inspect or cause to be inspected all aspects of the physical and economic condition of the Subject Premises, access to which shall be freely granted to Purchaser and/or Purchaser's agents, representatives, at all reasonable times, subject to the   rights   and   prior   notice requirements of the Tenants under the Leases.   Seller shall be entitled to have a representative present during any such   inspections; provided,   however, Seller's unavailability shall not   be a cause to delay   any   such inspections.   If Purchaser is not satisfied in its sole and exclusive discretion with the results of the inspections for any reason whatsoever, Purchaser may rescind this transaction by delivering written notice to Seller prior to the expiration date of the Inspection Period and shall thereupon receive a refund of the Deposit held by Escrow Agent and be relieved of any and all liability hereunder. Purchaser shall have no obligations to notify Seller of any reasons for such rescission.   Purchaser shall pay all costs and expenses of its investigations and shall repair any damage which it causes to the Subject Premises and shall defend, indemnify and hold Seller harmless from all liens, claims and liabilities relating to the Purchaser's activities, including but not limited to, all attorneys' fees incurred by Seller (using attorneys of Seller's choice), provided, however, no such indemnity shall apply to the mere discovery of pre-existing conditions, which obligations shall survive the expiration, termination or full performance of this Agreement.

C.           Due Diligence Information. On or prior to the Effective Dale, Seller shall provide
Purchaser with copies of each of the due diligence materials identified on Exhibit "B" attached hereto.

D.          Tenant Estoppel   Certificate.    Within five (5) days   following   Purchaser's request therefor, Seller shall make written request to each Tenant to issue an estoppel certificate for the benefit of Purchaser and its designee(s) and certified to Purchaser and its designee and executed by the Tenants which confirms that the Leases and the Burlington Guaranty are in full force and effect and confirms that the Leases and the Burlington Guaranty have not been amended or modified in any respect other than as set forth in Recital B hereof and such tenant estoppel certificate shall not identify any adverse matter which may ripen into a default under the Leases and that no amounts are owed by Seller to Tenants under the Leases.    following request therefor, Seller shall be required to obtain such tenant estoppel certificate as a condition precedent to Purchaser's obligation to close this transaction in the condition required above.   In the event that the tenant estoppel certificate identifies any conditions which a Tenant requires Seller to correct, then, in the event Purchaser agrees to accept such tenant estoppel certificate in satisfaction of the condition precedent to Closing, then, in the event Seller has failed or refuses to cause such condition to be corrected within the earlier of (i) the Closing Date, or (ii) fifteen (15) days from receipt of the tenant estoppel certificate, Purchaser shall receive a credit against the Purchase Price for the cost estimated by Purchaser to remedy any such conditions identified by a Tenant in the tenant estoppel certificate not to exceed the sum of Ten Thousand and 00/100 ($10,000.00) Dollars.

E.           Easement Estoppels. Seller shall obtain and deliver to Purchaser estoppel certificates from all parties to any easements which provide for cost sharing or the use by the owner of the Subject Premises of offsite   easements for roads,   driveways, utility areas   or parking lots,   including,   without limitation, the Easement Agreements, which   easement estoppel certificates shall   be in form reasonably satisfactory to
Purchaser.

F.           Mechanic's Liens. Not later than ten (10) days prior to the Closing Date, Seller shall provide to the Title Company such information as the Title Company may reasonably require in order for the Title Company to issue the Title Insurance Policy without any exceptions for mechanic's liens.

G.          Tenant Insurance Certificates.   Purchaser shall have received copies of each Tenant's insurance   certificates and such insurance certificates shall evidence that Purchaser has been added   as an additional insured under such insurance policies.

H.         Representations and   Warranties.    All of Seller's representations, warranties and agreements contained in Section 6 hereof shall be true and correct as of the date hereof and on the Closing Date, which Seller shall certify to at Closing, and Seller shall not have, on the Closing Date, failed to meet, comply with, or perform, any condition or agreement on its part to be performed under the terms and conditions contained herein.

I.           Insolvency.   The Tenant under each Lease shall not have made a general assignment or   general arrangement for the   benefit   of creditors; no   petition for   adjudication of bankruptcy or   for reorganization or rearrangement shall have been filed by or against either Tenant; no trustee or receiver shall have been appointed to take possession of substantially all of either Tenant's assets   located at the Subject Premises or either Tenant's interests in the Leases and neither Tenant shall have been determined to be insolvent.

J.           Rent.   Each Tenant shall be open and operating its business at the Subject Premises and each Tenant shall have paid all rent obligations due under its Lease as and when due and shall otherwise be in full compliance with the terms of each Lease.

K.          Burlington Commencement Date and Rent Commencement Date.    Seller shall have delivered evidence satisfactory to Purchaser that confirms each   of the Commencement Date and the Rent Commencement Date under the Burlington Lease.

L.          Burlington Certificate of Occupancy. Seller shall have delivered to Purchaser a copy of the certificate of occupancy issued by the applicable governmental authority with respect to the Burlington Premises.

M.          five Below Certificate of Occupancy. Seller shall have delivered to Purchaser a copy of the certificate of occupancy issued by the applicable governmental authority with respect to the Five Below
Premises.

N.          Assignment of Warranties. Seller shall deliver copies of all warranties and guaranties related to the Subject Premises, and shall execute and deliver to Purchaser an assignment of Seller's interest in all such warranties, including, without limitation, (i) that certain warranty   from Seller's general contractor required pursuant to Section 13.B. of the Burlington Lease, and (ii) that certain warranty from Seller's general contractor required pursuant to Section 3.1(a) of the Five Below Lease.

O.          Five Below Delivery.   Seller shall have delivered evidence satisfactory to Purchaser that (i) the premises demised under the Five Below Lease (the "Five Below Premises") has been delivered to and accepted by the Five Below Tenant with all punch list items completed in accordance with the Five Below Lease, and (ii) the Commencement Date (as defined in the Five Below Lease) has occurred.

P.          Five Below Construction Completion.   Not later than ten (10) days prior to Closing, Seller shall provide Purchaser with the following: (i) a certificate issued by Seller's general contractor in form and substance reasonably satisfactory to Purchaser certifying that all of Landlord's Work (as defined in the Five Below Lease) to be completed by Seller as landlord pursuant to the Five Below Lease has been completed in accordance with   the Five Below Lease and all applicable plans   and specifications and all governmental requirements; and (ii) evidence that all construction costs incurred by Seller were paid in full including, without limitation, a sworn statement and unconditional lien waiver from all parties providing supplies, materials and/or labor in connection with the construction of the improvements and such other information as the Title Company may require in order to be able to issue the Title Insurance Policy without exceptions for mechanic's liens.

Q.         Tenant Improvement Allowances. Seller shall have delivered evidence satisfactory to Purchaser confirming that (i) Seller has timely paid the Allowance (as defined in the Five Below Lease) to the Five Below Tenant in accordance with Section 3.5 of the Five Below Lease either prior to or al Closing, and (ii) Seller has timely paid the Total Allowance to the Burlington Tenant in accordance with Section 22.H. of the Burlington Lease.

R.          Five Below Co-Tenancy Requirement.   No violation   of the Opening Co-Tenancy
Requirement (as defined in the Five Below Lease) shall exist as of the Closing Date.

8.          Closing.   Purchaser and Seller shall close this transaction (the "Closing") on the date which is thirty (30) days following the expiration date of the Inspection Period, but in no event earlier than ten (10) days after the date the last of the conditions precedent set forth in Section 7 hereof has been satisfied to Purchaser's reasonable satisfaction (the "Closing Date") including, without limitation, receipt of the estoppel certificate in the form required hereunder (unless such condition(s) are waived by Purchaser). Notwithstanding the foregoing, however, Purchaser shall have the right to notify Seller it intends to close this transaction on a date earlier than the Closing Date upon providing written notice to Seller stating a proposed earlier Closing Date and in the event Purchaser notifies Seller of such proposed earlier Closing Date, Purchaser shall have the right, at Closing, to waive conditions precedent and proceed to Closing in accordance with the terms of this Agreement on the earlier Closing Date. The Closing shall take place via escrow or at the office of the Title Company or such other place as the parties may mutually agree. In the event that the Closing has not occurred by October 29, 2021 as a result of Seller's failure to satisfy a condition precedent to Closing, then   Purchaser shall elect in writing: (a) to terminate this Agreement upon sending written notice to Seller and, in the event Purchaser exercises such right to terminate, the Deposit shall be released by Escrow Agent to Purchaser in full termination of this Agreement, except with respect to those provisions which expressly survive the termination hereof; or (b) waive such condition precedent and proceed to Closing.   At Closing, such documents as may be reasonably necessary to complete this transaction, including any documents required by the Title Company to issue the Title Insurance Policy in the form required under this Agreement, shall be executed and/or delivered by Purchaser and Seller.

9.           Closing Adjustments. The following shall be apportioned against sums due Seller at Closing:

A.          All payments received by Seller from each Tenant for fixed rent shall be prorated as of the Closing Date with Purchaser receiving the fixed rent payable with respect to the day of Closing and for all periods thereafter and all payments received by Seller from each Tenant, for additional rental items such as real estate taxes, utilities, maintenance and operating expenses, insurance and similar reimbursements, expenses, escalation payments and prepaid expense items allocable lo lease periods (under the Leases) extending to periods after the Closing, shall be prorated as of the Closing with Purchaser receiving a credit for the amount payable for the day of Closing and thereafter, shall be allocated and distributed to Purchaser together with an accounting therefor or at Purchaser's option credited to Purchaser at the Closing. In the event that a Tenant pays additional rental items such as real estate taxes, maintenance and operating expenses and insurance on an estimated basis, then, prior to Closing, Seller shall complete a reconciliation of all such expenses and shall provide Purchaser with a credit at Closing for any amounts which Purchaser may be obligated to refund to such Tenant. In no event shall Purchaser be charged with any past due rentals, which, if collected by Purchaser, shall be remitted to Seller only after all current rents and other charges have been satisfied, and less Purchaser's reasonable costs of collection, including attorney's fees. Seller shall have no surviving rights after Closing to collect from a Tenant any past due amounts.   Should any current charges or billings to or for utilities, including electricity, sewer and water charges that are payable in arrears, be unknown at the Closing, such charges shall be estimated and prorated as of the Closing, with Purchaser receiving a credit from Seller, based upon the last available invoices or billing therefor.

B.          All real and personal property taxes and special assessments of whatever nature and kind which have become due and payable or are delinquent as of the date of Closing shall be paid and discharged by Seller. To the extent not paid directly by the Tenants, each of(i) the pro rata share of taxes assessed against the Real Estate which are applicable to the Burlington Premises for periods prior to the date on which Burlington becomes liable for such taxes under the Burlington Lease, and (ii) the pro rata share of taxes assessed against the Real Estate which are applicable to the Five Below Premises for periods prior to the date on which Five Below becomes liable for such taxes under the Five Below Lease shall be the responsibility of Seller and shall be credited to Purchaser at Closing, and if Closing occurs prior to the receipt by Seller of the tax bill for the Subject Premises for the applicable tax period, credit for taxes shall be based upon the estimated taxes and installments of assessments calculated based on Seller's and Purchaser's joint consultation with the Office of the Supervisor of Assessments for Champaign County, Illinois, but not less than the taxes and installments of assessments for the previous period.   Purchaser shall also receive a credit for any installment payments made prior to the Closing Date by Five Below to Seller for its pro rata share of taxes.   In the event based upon the applicable proration method, Seller is owed any taxes for periods prior to Closing and which are to be paid for by Tenants pursuant to the Leases, then, Purchaser shall not be required to provide Seller with a credit at Closing; provided, however, at such time as Purchaser has received such amounts from a Tenant under its Lease, it shall remit such amounts to Seller and in no event shall Purchaser be responsible for payment to Seller of any amount of real estate taxes as part of such tax proration under this Section 9.B.

C.          Seller shall provide Purchaser with a credit against the Purchase Price at Closing in an amount equal to the total amount of Fixed Rent (as defined in the Five Below Lease) that the Five Below Tenant would have been required to pay for the remainder of the Abatement Period (as defined in the Five Below Lease) were it not for the abatement of such Fixed Rent pursuant to the last paragraph of Section 4 of the Five Below Lease.

D.         Seller shall be responsible for payment of all operating expenses related to the Subject Premises prior to the Closing Date, which shall be paid in full prior to Closing and Seller shall provide Purchaser with reasonable evidence that all such operating expenses including all outstanding bills of utility companies and service providers have been paid in full for the time period prior to the Closing Date.   Purchaser shall be responsible for all such expenses on the Closing Date and thereafter.

E.          Seller shall be responsible for payment of all amounts   due under all reciprocal easement agreements for the time period prior to the Closing Date.   Purchaser shall be responsible for all such amounts on the Closing Date and thereafter.

F.          Seller shall pay all state, county, city and other real estate conveyance, tangible, intangible, stamp and similar taxes and any other transfer taxes due upon Closing or required to be paid upon recording of the Special Warranty Deed.

G.         Purchaser and Seller shall split, on a fifty/fifty (50/50) basis, any escrow fees/closing fees charged by the Escrow Agent.

10.          Duration of Offer.   This offer may be revoked by Purchaser at any time prior to acceptance hereof by Seller.

l l .        Purchaser's Representations and Warranties.   Purchaser represents and warrants unto Seller, as of the date hereof, and again as of the Closing Date, and to survive for one (I) year thereafter, as follows:

A.          The party executing this Agreement on behalf of Purchaser has the full power and authority to enter into and perform this Agreement on behalf of Purchaser   and the person executing   this Agreement has been duly authorized to do so on behalf of Purchaser.    There is no litigation, investigation or other proceeding pending or, to Purchaser's knowledge, threatened against or relating to Purchaser which is material to this Agreement.

B.          The   execution   of this   Agreement and   the   consummation    of   the   transaction contemplated in this Agreement in accordance with its terms have been approved by all necessary action of Purchaser under its organizational documents and does not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, Purchaser's organizational documents.

C.          Purchaser is a sophisticated and experienced real estate investor and is familiar with the ownership of commercial real estate, such as the Subject Premises.

D.     AS-IS    PURCHASE.    SUBJECT    TO    SELLER'S    EXPRESS REPRESENTATIONS SET FORTH IN THIS AGREEMENT HEREOF AND IN THE DOCUMENTS DELIVERED AT CLOSING (COLLECTIVELY, THE "SELLER REPRESENTATIONS"), PURCHASER ACKNOWLEDGES THAT PURCHASER WILL HAVE INSPECTED THE SUBJECT PREMISES AND THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT BASED UPON ITS ABILITY TO MAKE SUCH EXAMINATION AND INSPECTION.    EXCEPT AS EXPRESSLY SET FORTH IN SELLER REPRESENTATIONS, THE SUBJECT PREMISES IS BEING SOLD IN AN AS-IS" CONDITION AND "WITH ALL FAULTS" AS OF THE CLOSING DATE.    EXCEPT AS EXPRESSLY SET FORTH IN SELLER REPRESENTATIONS, NO OTHER REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE   ACTING   OR PURPORTING TO ACT ON   BEHALF OF SELLER.     THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, OTHER THAN AS EXPRESSLY SET FORTH   IN SELLER REPRESENTATIONS, WHICH, COLLECTIVELY, FULLY AND COMPLETELY EXPRESS THE PARTIES' AGREEMENT.    PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS-IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR   OTHER   ADVERSE   MATTERS   THAT    MAY   BE   ASSOCIATED   WITH   THE   SUBJECT PREMISES, SUBJECT TO THE SELLER REPRESENTATIONS.   PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE TERMS   AND PROVISIONS OF THIS SECTION IL.D SHALL SURVIVE THE CLOSING INDEFINITELY.

12.          Casualty. Until the day of Closing and actual exchange of legal title for the consideration to be paid hereunder, all risk of loss with respect to the Subject Premises shall be borne by Seller.   In the event of destruction or damage to the Subject Premises prior to the Closing Date in excess of $100,000.00, Purchaser shall, at its option, have the right to (i) eause Seller to repair all damage to the condition existing prior to the destruction or damage and, in such event, the Closing Date shall be extended until the destruction or damage is repaired to the satisfaction of Purchaser and each Tenant; (ii) take the proceeds of the insurance, requiring Seller to pay the deductible amounts and proceed and go forward with the transaction, or (iii) declare the transaction to be void and of no further force and effect and Purchaser shall thereupon receive a refund of the Deposit and be relieved of any and all liability hereunder.

I 3.         Condemnation. In the event that notice of any action, suit or proceeding shall be given prior to the Closing Date for the purpose of condemning any part of the Subject Premises, then Purchaser shall have the right to terminate its obligations hereunder within fifteen (15) days after receiving notice of such condemnation proceeding or later in the event that a Tenant elects to terminate its Lease as a result of such condemnation, and upon such termination, the Deposit shall be refunded lo Purchaser in full termination of this Agreement, and the proceeds resulting from such condemnation shall be paid to Seller.   In the event Purchaser shall not elect to terminate its obligations hereunder, the proceeds of such condemnation shall be assigned and belong to Purchaser at Closing.

14.        Deposit as Liquidated Damages.    The Deposit shall be held by Escrow Agent and applied against cash due at Closing when the transaction is consummated.   In the event of failure of any condition precedent, the Deposit shall be returned to Purchaser upon demand.   In the event Purchaser fails to close on its purchase of the Subject Premises at Closing, which default remains uncured for a period of ten ( I0) days after written notice thereof is received by Purchaser, Seller shall be entitled to the Deposit as liquidated damages as
its sole and exclusive remedy.   In the event of a default by Seller hereunder, Purchaser shall be entitled to:
(i) exercise its right to terminate this Agreement in which event it shall receive a return of the Deposit and Seller shall reimburse Purchaser for Purchaser's actual out-of-pocket costs and expenses incurred in connection with this transaction not to exceed the sum of Fifty Thousand and 00/100 ($50,000.00) Dollars; or (ii) to maintain an action against Seller for specific performance, provided such action is commenced within six (6) months of the scheduled Closing Date.    In the event that any action is brought to enforce the terms and conditions of this Agreement, the non-prevailing party in such action shall be responsible for payment ofall reasonably attorneys' fees, court costs and legal expenses incurred by the prevailing party. Nothing in this Section 14 shall be deemed a limitation on Purchaser's and Seller's rights   to enforce any indemnification provisions   set forth in this Agreement or in the closing documents to be executed and/or delivered at Closing.

I 5.         Indemnity.

A.         Seller shall indemnify, defend and hold Purchaser harmless from and in respect to any claims asserted by tenants, creditors or employees of or claimants against Seller or of the Subject Premises including, but not limited to, attorneys' fees and costs (using attorney of Purchaser's choice) up to and including the Closing Date and from any claim by Purchaser that Seller has breached any of the representations and warranties contained herein or in the closing documents to be executed and/or delivered at Closing.   In no event shall Purchaser assume any liability of Seller.   The parties acknowledge that this is not a sale of a business nor shall Purchaser be deemed a successor of Seller.

B.           Purchaser shall indemnify, defend and hold Seller harmless from and in respect to any claims asserted by tenants, creditors or employees of or claimants against Purchaser or of the Subject Premises including, but not limited to, attorneys' fees and costs (using attorneys of Seller's choice) arising from events occurring after the Closing Date, a breach of any representation or warranty of Purchaser.

16.          Seller's Covenants.   From the date of this Agreement until the earlier of the termination of this
Agreement or the Closing Date:

A.          Seller shall operate, repair and maintain the Subject Premises in substantially the same manner as the same have heretofore been maintained and shall permit no wasting of the Subject Premises and Purchaser shall be permitted upon prior reasonable notice to Seller to obtain access to the Subject Premises through the Closing Date to verify compliance with such requirements.

B.          Seller shall   not   enter   into   any   lease,   lease   amendment, license or   occupancy agreement of any kind with respect lo the Subject Premises, without Purchaser's prior written consent, in each such instance.

C.           Seller shall not transfer any of the Subject Premises, create any lien or encumbrance thereon, grant any easements or rights of way, or enter into any contract or other agreement affecting the Subject Premises which is not cancelable on and as of the Closing Date without Purchaser's prior written consent, in each such instance.

17.          Broker. Seller and Purchaser do hereby certify, represent and warrant, each to the other, that they have not engaged, enlisted, employed or otherwise made use of any other real estate broker or sales person in connection with this sale.    Purchaser and Seller shall indemnify,   defend   and hold each other   and their respective successors and assigns, harmless with respect lo any claim of any real estate broker or sales person claiming a commission and/or   damages through or under   the   indemnifying party in connection with   this transaction, including, without limitation, reasonable attorneys' fees, court costs and legal expenses.

18.           Governing Law. This Agreement shall be governed by Illinois law.

19.           Binding Effect. This Agreement shall bind the parties hereto, their respective heirs and assigns. Purchaser may freely assign its interest hereunder.

20.         Notices. Any notices, demands or requests required or permitted to be given hereunder must be in writing and shall be deemed to be given (i) when hand delivered, or (ii) one (I) business day after delivery to FedEx or similar overnight service for next business day delivery, or (iii) three (3) business days after deposit in the U.S. mail first class postage prepaid, or (iv) when sent by facsimile or electronic (e-mail) transmission during normal business hours (i.e., 8:00 a.m. to 6:00 p.m., Monday through Friday). In all cases notices shall be addressed lo the parties at their respective addresses as follows:

If to Seller:

c/o AEI Fund Management, Inc.
Attn: Kyle Hagen
1300 Wells Fargo Place
30 East Seventh Street Saint Paul, MN 55 IO I Telephone: (800) 328-3519
Fax: (651) 227-7705
E-Mail: khagen@aeifunds.com

If to Purchaser:

Agree Development, LLC
Attn: Danielle Spehar
70 East Long Lake
Bloomfield Hills, Michigan 48304
Telephone: (248) 419-6329
Fax: (248) 737-9110
E-Mail: dspehar@agreerealty.com
With a Copy to:

c/o AEI Fund Management, Inc.
Attn:   Marissa Lassaux & Stacee Windle
1300 Wells Fargo Place
30 East Seventh Street Saint Paul, MN 5510 I Telephone: (651) 227-7333
Fax: (651) 227-7705
E-Mail:mlassaux@aeifunds.com swindle@aeifunds.com

With a Copy to:

Lowell D. Salesin, Esq.
Honigman LLP
39400 Woodward Ave., Suite 101
Bloomfield Hills, Michigan 48304
Telephone: (248) 566-8540
Fax: (248) 566-8541
E-Mail:   lsalesin@honigmao.com
21 .         Exclusivity. In consideration of the significant time and expense to be devoted by Purchaser with respect to its potential acquisition of the Subject Premises, Seller agrees that,   during the term of this Agreement, it will negotiate exclusively with Purchaser concerning a potential sale of the Subject Premises and will not market the Subject Premises for sale and it has not and will not enter into any agreement to sell the

Subject Premises to any party other than Purchaser. If the Seller breaches its obligations under this Section 21, Purchaser shall have the right to damages and, at Purchaser's election, injunctive or other equitable relief.

22.         Tax Deferred Exchange /§ I 031 ). Seller shall cooperate with Purchaser to the extent that this transaction is part of a tax deferred exchange pursuant to § I 031 of the Internal Revenue Code for Purchaser, provided, however that Seller shall not incur any cost, expense, risk or potential liability whatsoever on account thereof. Purchaser shall cooperate with Seller to the extent that this transaction is part of a tax deferred exchange pursuant to§ I031 of the Internal Revenue Code for Seller; provided, however, that Purchaser shall not incur any additional cost, expense, risk or potential liability whatsoever on account thereof.

23.         Time for Performance. In the event the last date for performance of any obligation or for giving any notice hereunder falls on a Saturday, Sunday or legal holiday of the state wherein the Real Estate is located, then the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday in such state.   Time shall be of the essence for purposes of this transaction.   In the event that Purchaser shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of acts of God, fire, flood, earthquake, accident, explosion, falling objects or other casualty or natural disaster, adverse weather conditions, unusual delays in transportation, strikes, lockouts, labor disputes or troubles, inability to procure   labor or materials, governmental action or inaction, failure of power, energy shortage, epidemic, restrictive governmental laws, regulations or orders, terrorism, riots, insurrection, war, governmental pre emption or prescription, national emergency or other similar causes beyond the reasonable control of Purchaser (each a "Force Majeure"), then upon Purchaser's written notice to Seller Purchaser's performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent lo the period of such delay not to exceed twenty (20) days.

24.         Survival.    The terms, conditions, covenants and other provisions of this Agreement shall survive the Closing.

25.        Counterparts. This Agreement may be executed in one or more counterpart copies, all of which together shall constitute and be deemed an original, but all of which together shall constitute one and the same instrument binding on all parties.   This Agreement may be executed in telecopy (faxed) copies and electronic (e mail) copies and facsimile and electronic signatures shall be binding upon the parties.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date signed by Purchaser shown below and Seller has accepted same on the date signed by Seller shown below.

PURCHASER:

AGREE DEVELOPMENT, LLC,
a Delaware limited liability company

                                                                                                          By:  /s/ Danielle Spehar
                                                                                                          Name: Danielle Spehar
                                                                                                          Title: Authorized Representative

Date signed by Purchaser: August 12, 2021

SELLER:

AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 30% interest

By:        AEI Fund Management XXI, Inc., a Minnesota corporation
its: Corporate General Partner

                                                                                                          By: /s/ Marni  Nygard
                                                                                                          Name: Marni Nygard
                                                                                                          Title: President

Date signed by Seller:    August 11,  2021

AEI ACCREDITED INVESTOR FUND V LP, a Minnesota limited partnership, as to an undivided 40% interest

By:        AEI Income Fund Manager, Inc., a Minnesota corporation
              its: Corporate General Partner
By:     /s/ Marni  Nygard
Name: Marni Nygard
Title: President

Date signed by Seller:     August 11,  2021

AEI NATIONAL INCOME PROPERTY FUND VIII LP, a Minnesota limited partnership, as to an undivided 30% interest
By:        AEI Income Fund Manager, Inc.,
a Minnesota corporation
Its: Corporate General Partner

                                                                                                           By:     /s/ Marni  Nygard
  Name: Marni Nygard
Title:   President

Date signed by Seller:      August 11, 2021

EXHIBITS:

Exhibit A Legal Description
                         Exhibit B Property Information

EXHIBIT A

LEGAL DESCRIPTION

TRACT I:

LOT 2 OF CHAMPAIGN TOWN CENTER SECOND SUBDIVISION, AS PER PLAT RECORDED IN PLAT BOOK "CC" AT PAGE 2 AS DOCUMENT NUMBER 94R 13604, SITUATED IN CHAMPAIGN COUNTY, ILLINOIS.

TRACT 2:

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS UNDER THAT CERTAIN DECLARATlON OF EASEMENT AND OTHER AGREEMENTS DATED MAY 18, 1994 AND RECORDED MAY 19, 1994
IN BOOK 21l6AT PAGE 708 AS DOCUMENT 94R 13612 MADE BY ORlX WILKINSON CHAMPAIGN VENTURE, AN ILLINOIS GENERAL PARTNERSHIP AND LOWE'S HOME CENTERS, INC.

TRACT 3:

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS UNDER THAT CERTAIN OPERATION AND   EASEMENT AGREEMENT BETWEEN   DAYTON   HUDSON   CORPORATlON AND   ORIX WILKINSON CHAMPAIGN VENTURE RECORDED MAY   19, 1994 IN BOOK 2 1 16 AT PAGE 723 AS DOCUMENT 94R   13617 AS AMENDED BY FIRST AMENDMENT TO OPERATlON AND EASEMENT AGREEMENT BETWEEN DAYTON HUDSON CORPORATION AND ORIX WILKINSON CHAMPAIGN VENTURE DATED JUNE 17, 1994 AND RECORDED JUNE 17, 1994 IN BOOK 2124 AT PAGE 470 AS DOCUMENT 94R 16459 AND SECOND AMENDMENT RECORDED NOVEMBER 22,
1995 IN BOOK 2351 ON PAGE 456.

EXHIBIT B PROPERTY INFORMATION

Seller shall provide Purchaser copies of the following items lo the extent in Seller's possession:

I.
A full set of architectural and civil construction plans and specifications, including any "As-Built" Plans.

2.          Copies of all reciprocal easement agreements, operating easement agreements, ECR's, declarations and party wall agreements encumbering the Property.

3.          Copies of any vendor contracts and all warranties for the Property (i.e. roof, HYAC, etc.).

4.          Copies of existing title policies with copies of all exception documents.

5.          Copies of existing surveys, including most current ALTA, as-built survey.

6.          Copies of existing environmental reports including phase I ESA's and/or phase II ESA's; copies of existing gcotechnical reports and soil testing reports and analyses.

7.          Copies of all leases and all amendments thereto, including copies of documentation evidencing term/rent commencement date of Lease (i.e., Commencement Date Certificate, Memorandum of Lease, etc.).

8.          Copies of the original certificate of occupancy and any violation notices.

9.          Copies of all permits and approvals from state or local government agency,   including site plan approvals, water, sewer, DOT or other road jurisdiction.

I0.         Copies of the current year-to-date and past three (3) years property tax bills.

11 .        Copies of Seller's current insurance certificates for the Property.

12.          Copies of the Tenant(s) current insurance certificates for the Property.

13.           Contact information al Tenant(s)' corporate head quarters for the person(s) responsible for payment of rent and processing of change of ownership information.

14.          A copy of the past three (3) years reconciliation billings for CAM, tax and insurance, if applicable.